SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 9, 2006


                             Northwest Bancorp, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)


       United States                    0-23817                  23-2900888
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(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


                               100 Liberty Street
                              Warren, Pennsylvania                      16365
                     (Address of principal executive office)          (Zip code)

Registrant's telephone number, including area code:  (814) 726-2140
                                                     --------------



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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
_____  Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
_____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))



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Item 2.02      Results of Operations and Financial Condition
               ---------------------------------------------

               Northwest Bancorp, Inc. issued an earnings release for the quarter ended March 31, 2006 on April 24, 2006. Subsequent to that release, the Company determined that interest income in the amount of $584,000, before tax, had incorrectly been accrued on loans that were sold during the quarter ended March 31, 2006. As a result, total interest income for the quarter ended March 31, 2006 was $89,402,000, and not $89,986,000 as previously reported, net income was $15,812,000, and not $16,169,000 as previously reported, the yield on interest earning assets was 6.02%, and not 6.06% as previously reported and net interest spread was 2.85%, and not 2.89% as previously reported. Both basic and diluted earnings per share remain unchanged from the previously reported $0.32. Please refer to the Company's Form 10-Q for additional information related to the Company as of and for the quarter ended March 31, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         NORTHWEST BANCORP, INC.


DATE:  May 9, 2006                       By:  /s/ William W. Harvey, Jr.
       -----------------------------          ----------------------------------
                                              William W. Harvey, Jr.
                                              Senior Vice President, Finance and
                                              Chief Financial Officer